                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential,for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                                 FIRSTMARK CORP.
                                 ---------------
                (Name of Registrant as Specified in Its Charter)

          _____________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):*

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: __________________________________________
     2)   Form Schedule or Registration Statement No.: _____________________
     3)   Filing Party: ____________________________________________________
     4)   Date Filed: ______________________________________________________

                                                     PRELIMINARY PROXY MATERIALS
                                                                   DATED: 9/5/02

                             [FIRSTMARK CORP. LOGO]

                               September ___, 2002

Dear Fellow Shareholder:

         Because of recent developments with respect to the Board of Directors of the Company and the timing of the Substitute Annual Meeting, which are described in the attached Proxy Statement, and to comply with the rules of the Securities and Exchange Commission, we have adjourned the Substitute Annual Meeting to Friday, October 4, 2002 at 2:30 p.m. Eastern Time, at One
Portland Square, Ninth Floor, Portland, Maine 04101.

         The Notice of the Substitute Annual Meeting has been previously provided to you. As indicated in the Notice, at the Substitute Annual Meeting you will be asked (1) to fix the number of directors to serve until the next annual meeting of shareholders, (2) to elect directors to serve until the next annual meeting of shareholders, and (3) to ratify the appointment of Ernst & Young, LLP to audit Firstmark's financial statements for 2002.

         We urge you to read the Proxy Statement carefully as it contains important information about our Company. In addition, we have enclosed a blue proxy sheet for you to use in connection with the Substitute Annual Meeting. Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed blue proxy sheet promptly. If you attend the meeting and prefer to vote in person, you may do so.

         We look forward to seeing you at the meeting.

                                          Sincerely,



                                          H. William Coogan, Jr.
                                          Chairman of the Board, President
                                          and Chief Executive Officer



                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                                 FIRSTMARK CORP.

                             -----------------------

                    SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------


General

     This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Firstmark Corp., a Maine corporation ("Firstmark" or the "Company"), for use at Firstmark's Substitute Annual Meeting of Shareholders, which commenced on Friday, September 6, 2002 (the "Adjourned Meeting") at One Portland Square, Ninth Floor, Portland, Maine, 04101 and now has been adjourned to Friday, October 4, 2002 at 2:30 p.m. at the same location, and at any further adjournment or postponement of the meeting (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Substitute Annual Meeting of Shareholders.

     This Proxy Statement and accompanying form of proxy on blue paper are first being mailed on or about September ___, 2002 to shareholders entitled to vote at the Annual Meeting.

The Green Proxy Sheet Delivered Earlier to You by H. William Coogan, Jr. Will Not Be Used and Is Not a Valid Proxy

     On August 23, 2002, H. William Coogan, Jr. mailed to you proxy materials relating to his solicitation of proxies for use at the Annual Meeting (the "Coogan Proxy Statement"). The Coogan Proxy Statement was delivered to you by Mr. Coogan in his capacity as a shareholder of the Company, and not as an officer or director of Firstmark, in connection with a contested nomination of directors to our Board of Directors. On August 26, 2002, Mr. Coogan was reinstated as Chairman of the Board, President and Chief Executive Officer of the Company. Because of recent developments with respect to the Board of Directors of the Company, which are described in the "Recent Developments" section beginning on page 11, resulting in the nomination of directors by the Company not to be contested by Mr. Coogan, and to comply with rules of the Securities and Exchange Commission, the Substitute Annual Meeting of Shareholders was adjourned to October 4, 2002.

     The green proxy sheet delivered earlier to you by Mr. Coogan will not used at the Annual Meeting and will not be voted by Mr. Coogan at the Annual Meeting. The green proxy sheet is not a valid proxy for the purpose of voting at the Annual Meeting.

     TO VOTE AT THE ANNUAL MEETING, PLEASE USE THE BLUE PROXY SHEET ACCOMPANYING THIS PROXY STATEMENT.

Voting at the Annual Meeting; Record Date

     Only holders of record of the Company's common stock at the close of business on August 9, 2002, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 5,342,043 outstanding shares of common stock, par value, $0.20 per share, each of which is entitled to one vote on all matters properly submitted at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

Required Vote

     If a quorum is present, new directors will be elected by a plurality of the votes cast. This means that the director-nominees receiving the highest number of votes will be elected as directors. Accordingly, abstentions and broker non-votes do not have the effect of a vote against the election of any director-nominees. Brokers will not have discretion to vote shares held in street name in connection with the election of directors without instructions from the beneficial owner of the shares with respect to the proposals under this proxy statement at the Annual Meeting. You do not have the right to cumulate your votes.

     If a quorum is present each proposal other than the election of directors will be adopted if a majority of the shares cast at the meeting and entitled to vote on the proposal are voted in its favor. Accordingly, abstentions on each such proposal will have the same effect as a vote against the proposal. Broker non-votes will not have the effect of a vote for or against any such proposal.

Proxies and Voting Procedures

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

     If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy on the blue sheet will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with Maine law, the Annual Meeting may be further adjourned, provided, however, that if the meeting is adjourned to a date more than 30 days from September 6, 2002, a new record date must be established and a new notice must be delivered to shareholders. The Board of Directors will not seek to further adjourn the meeting for the solicitation of additional proxies. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any shareholder of record may revoke a proxy at any time before it is voted by (1) filing with the Clerk of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares or
(2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be delivered to Firstmark Corp., c/o Pierce Atwood, One Monument Square, Portland, Maine 04101,

Attention: James B. Zimpritch, Clerk, or hand delivered to the Clerk of Firstmark, before the taking of the vote at the Annual Meeting.

Annual Report on Form 10-KSB

     A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 is being provided simultaneously with this Proxy Statement.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR fixing the number of directors to serve until the next annual meeting of shareholders at seven, FOR electing the director-nominees presented in this Proxy Statement to serve as directors of Firstmark and FOR ratifying the appointment of Ernst & Young, LLP to audit Firstmark's financial statements for 2002.

                   FIXING THE NUMBER OF DIRECTORS OF FIRSTMARK
                                (Proposal No. 1)

     The Board of Directors of Firstmark currently consists of one class of three directors. Under Maine law and our bylaws, the number of director of Firstmark may be fixed by the shareholders or the Board of Directors within the minimum and maximum stated in our articles of incorporation. Under Firstmark's articles, the minimum number of directors is three and the maximum is seven. Each director is to serve for one year and until the next annual meeting of shareholders and until a successor is elected and qualified.

     The Board of Directors will propose at the Annual Meeting a motion to fix the number of directors to serve until the next annual meeting of shareholders at seven. If you give a blue proxy on the accompanying blue proxy sheet, your shares will be voted as you direct on this proposal. If no such instructions are specified, your shares will be voted FOR fixing the number of directors to serve until the next annual meeting of shareholders at seven.

     In the event that Firstmark shareholders fail to set the number of directors at seven, the number of directors will remain fixed at three (the number previously set by the Board of Directors) and the number of directors to be elected at the meeting will be three.

     Following the Annual Meeting, the shareholders or the Board may, by subsequent resolution, increase the number of directors, within the above limits, and elect additional directors. The shareholders or the Board may also subsequently reduce the number of directors, but no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

                              ELECTION OF DIRECTORS
                                (Proposal No. 2)

General

     The Firstmark Board currently consists of three directors. As discussed below in the Recent Developments section, John J. Gorman, Arch Aplin, III, Charles H. Mayer and Robert J. Ellis (each a "Former Director" and collectively the "Former Directors") resigned as directors of the Company late in the evening on August 23, 2002. On August 26, 2002, Susan C. Coogan was appointed a director of the Company to fill a vacancy on the Board of Directors, and so that the Company has a minimum of three directors, in compliance with the Company's articles of incorporation. The current Board of Directors has determined to expand the number of directors of the Company to seven and has nominated seven individuals as director-nominees.

     The nominees for election to the Board of Directors are set forth below. Each director-nominee has consented to serve as a director of Firstmark, if elected, and to be named in this Proxy Statement. If any nominee is unavailable to serve, the Board of Directors may recommend another person and your proxy will be voted for that substitute nominee. If a quorum is present in person or by proxy at the Annual Meeting, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Nominees for Director

     The following is a brief summary of the background of each of our director-nominees. The Board of Directors recommends that you vote for these nominees.

     Timothy W. Byrne

     Mr. Byrne, age 44, rejoined United States Lime & Minerals, Inc., a publicly held company engaged in the production and sale of lime and limestone products, in December 2000 as its President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served U.S. Lime & Minerals as a director since 1991 and as Chief Financial Officer and Senior Vice President or Vice President of Finance and Administration from 1990 to 1998. Before rejoining U.S. Lime & Minerals in 2000, Mr. Byrne was President of Rainmaker Interactive, Inc., an Internet services and communications company focusing on strategy, marketing and technology. Prior to joining U.S. Lime & Minerals in 1990, Mr. Byrne was a partner at a consulting and accounting firm in Washington, D.C.

         H. William Coogan, Jr.

         Mr. Coogan, age 48, is Chairman of the Board, President and Chief Executive Officer of Firstmark, and with the exception of the period August 5 through August 25, 2002, he has served in those positions since November 2001. Mr. Coogan also served as a director of Firstmark from June 1996 to June 1997. From June 1997 until June 2001, Mr. Coogan was Managing Director of Rothschild North America, Inc., the North America subsidiary of the Rothschild Group, one of the world's leading independent investment banking organizations providing financial services to governments, corporations and individuals worldwide. Mr. Coogan has over 20 years of experience in investment banking and mergers and acquisitions with such firms as CS First Boston (where he was a Management Partner and Chief Operating Officer of its Los Angeles investment banking office), Wheat First Securities (now Wachovia Securities; where he was Managing Director, Director and Head of Investment Banking) and Libra Investments (now U.S. Bancorp Libra; where he was head of investment banking and one of its co-founders).

         Alireza (Ali) Ezami

         Mr. Ezami, age 50, is President and Chief Operating Officer of Firstmark Aerospace Corporation, a wholly owned subsidiary of Firstmark and a well established manufacturer of electro-mechanical components for the aerospace and defense industries. Firstmark Aerospace Corporation was formally Tecstar Electro Systems, Inc. before Firstmark acquired it in July 2002. Mr. Ezami was appointed a director of Firstmark in July 2002. Mr. Ezami held the following positions at Tecstar: Director of Quality, from July 1997 to January 1998; General Manager, beginning in January 1998 until April 1998; and Vice President and General Manager, from May 1998 to July 2002.

         John D. McCown

         Mr. McCown, age 47, has served as Chairman of the Board of Directors and Chief Executive Officer of Trailer Bridge, Inc., a publicly held trucking and marine freight carrier company, since November 1995. He has been a director of Trailer Bridge since April 1991, and from July 1992 to November 1995 was a Vice President of the company. Mr. McCown is also President and Chief Executive Officer of Kadampanattu Corp., an affiliate of Trailer Bridge that is engaged in marine freight service.

         Jeffrey J. Roncka

         Mr. Roncka, age 33, is a Vice President at Global Technology Partners LLC, a private firm providing investment banking advisory services to clients in the aerospace and defense industry based in Washington, D.C. He is principally involved in assisting companies develop and execute strategic transactions via Global Technology Partners's exclusive relationship with the Rothschild Group of investment banks. Prior to joining Global Technology Partners in January 2000, Mr. Roncka served in the Office of the Secretary of Defense from October 1995 to December 1999, initially focusing on theater air and missile defense programs and then, as an industrial and financial analyst, conducting impact analyses of mergers and acquisitions relevant to national security.

         Steven B. Sebastian

         Mr. Sebastian, age 48, has been Managing Director of Ravenscourt Capital Advisors, a private equity investment firm based in Santa Monica, California, since June 2002. From September 1996 to June 2002, he was Managing Director of Westar Capital Associates, a private equity investment firm based in Costa Mesa, California. Before joining Westar Capital, Mr. Sebastian was a Senior Managing Director in the Investment Banking department of Bear, Stearns & Co., where he specialized in structuring and financing management buyouts. As part of his responsibilities at Westar, Mr. Sebastian served on various portfolio company boards, including that of Tecstar Electro Systems, Inc. and its parent company, Tecstar, Inc. Mr. Sebastian resigned from the Tecstar boards in February 2002, prior to the transaction whereby Firstmark purchased the Tecstar Electro Systems assets. In February 2002, Tecstar, Inc. filed a petition for bankruptcy protection under federal bankruptcy laws and Mr. Sebastian was a director of Tecstar at the time of such filing.

         John T. Wyand

         Mr. Wyand, age 72, has been the sole owner and President of Wyand Enterprises, Ltd., a Maine corporation doing business as John T. Wyand Associates and Universal International Corporate Consultants, Ltd., professional consultants providing services in the areas of business finance and human resources, since 1976.

Information About the Current Director Not Nominated for Election

         Susan C. Coogan

         Ms. Coogan, age 48, is a private investor residing in Richmond, Virginia. From June 1996 to [June] 1997, Ms. Coogan served as a director of Firstmark and on August 26, 2002, she was appointed a director of the Company to fill a vacancy on the Board of Directors. From 1987 to 1990, Ms. Coogan was a Senior Vice President of Countrywide Credit Industries, Inc., a publicly traded company that is one of the largest residential mortgage lenders in the United States, having responsibilities ranging from investment banking to capital raising activities for Countrywide. From 1976 to 1987, Ms. Coogan held several positions within the investment banking departments of PaineWebber Incorporated and Chemical Bank. Since 1990, Ms. Coogan has served volunteer and community organizations in the Richmond area in a variety of capacities.

Committees of the Board of Directors and Meetings

         Meeting Attendance. During 2001, there were ____ meetings of our Board of Directors. Each Board member attended at least 75% of the total number of meetings of the Board and of committees of the Board on which they served during 2001.

         Compensation Committee and Audit Committee. Because of the recent resignations of the Former Directors, the Company currently does not have a Compensation Committee or an Audit Committee. The Company expects to reform these committees and appoint non-employee directors to such committees after the Annual Meeting, when the Company has a sufficient number of "independent" directors, as defined in Rule 4200(a)(14) of the rules of the National Association of Securities Dealers, Inc.

         Nominating Committee. The entire Board of Directors has nominated the director-nominees named in this Proxy Statement. We do not have a standing nominating committee.

Compensation of Directors

         Before February 2001, each non-employee director received a fee of $500 for each meeting of the Board of Directors that he attended. After February 2001, no directors have been compensated for serving on the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table provides information on the total compensation paid or accrued during the fiscal years indicated below to our President and Chief Executive Officer. No other executive officer received $100,000 or more in salary and bonus during the years presented.

                           Summary Compensation Table

             Name and                             Annual Compensation           All Other
                                                  -------------------
        Principal Position        Year         Salary ($)      Bonus ($)    Compensation ($)(1)
        ------------------        ----        ----------       ---------    -------------------
H. William Coogan, Jr. (2)       2001(3)         $37,500             ---                    ---
   President and CEO

Donald V. Cruikshanks (4)        2001                ---             ---                $22,000
   Former President and          2000                ---             ---                 24,000
   CEO                           1999(5)         $24,167        $100,952(6)              18,000

------------------
(1) Amounts in each of the years listed consist of monthly consulting fees of $2,000 paid by the Company to Mr. Cruickshanks following the sale of Southern Title Insurance Company ("Southern Title"), a former subsidiary of the Company, on March 5, 1999.
(2)      Mr. Coogan joined the Company on November 14, 2001.
(3)      The salary was accrued for in 2001 but paid in January 2002.
(4) Mr. Cruikshanks resigned as President and Chief Executive Officer effective November 13, 2001.
(5) Amounts for 1999 include salary and bonus paid by Southern Title during the period before its sale on March 5, 1999, and a bonus of $95,000 paid by the Company following the sale of Southern Title.

Stock Based Compensation

         No stock options, restricted stock awards or other stock based compensation has been awarded to any executive officer of Firstmark. The Company does not have a stock incentive or stock option plan.

Employment Contracts and Termination and Change-in-Control Arrangements

H. William Coogan, Jr., Chairman, President and Chief Executive Officer

         On November 14, 2001, the Company entered into an employment and confidentiality agreement with H. William Coogan, Jr. as the Chairman of the board of directors, President and Chief Executive Officer of the Company. Under the terms of my employment agreement, Mr. Coogan is entitled to a monthly salary of $25,000. The employment agreement has a term of one year with an automatic renewal period of one additional year unless expressly terminated. The Company is required to provide Mr. Coogan with written notice of its intent to terminate the agreement at least 30 days prior to November 14, 2002.

Alireza Ezami, Director of Firstmark Corp. and President of Firstmark Aerospace Corp.

         Effective July 8, 2002, the Company's operating subsidiary, Firstmark Aerospace Corp., entered into an employment and confidentiality agreement with Mr. Ezami. Pursuant to the terms of the agreement, Mr. Ezami serves as the President of Firstmark Aerospace. The agreement has a one year term and is automatically renewable unless either party terminates the agreement by providing 30 days written notice. Under the agreement, Mr. Ezami receives an annual salary of $200,000 per year and a bonus based on certain earnings targets. He is also entitled to receive a stock award of 37,500 shares of common stock on each of the first four successive anniversaries of the acquisition of Tecstar Electro Systems, Inc. so long as the agreement remains in effect. In recognition of Mr. Ezami's efforts to consummate the acquisition of assets of Tecstar Electro Systems, the agreement provides him with up to 50% of a bonus pool based on the cash position of Tecstar Electro Systems at the close of business on July 9, 2002. If Mr. Ezami is terminated without cause by Firstmark Aerospace, he will be entitled to receive, at his discretion, a severance payment of either (a) a lump sum of 75% of his then current annual salary or (b) 12 monthly payments of his then current monthly salary.

               INFORMATION ABOUT FIRSTMARK COMMON STOCK OWNERSHIP

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 9, 2002 for (a) each shareholder known by us to own beneficially more than 5% of our common stock,
(b) each of our directors and nominees for director and (c) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such shareholders. Percentage of ownership is based on 5,342,043 shares of common stock outstanding on August 9, 2002.

                                                                   Shares of
                                                                  Common Stock          Percentage of
                                                                  Beneficially           Common Stock
Name of Beneficial Owner                                              Owned            Beneficially Owned
------------------------                                              -----            ------------------
The H. William Coogan Irrevocable Trust
Susan C. Coogan, Trustee (1) ..................................     1,162,903                21.8%

Former Directors and Executive Officers:

Arch Aplin, III (2) ...........................................       467,500                 8.8%
Donald V. Cruikshanks (3) .....................................        15,994                  *
Robert J. Ellis (4) ...........................................        33,000                  *
John J. Gorman (5) ............................................     1,286,788                24.1%
Charles H. Mayer (6) ..........................................       102,500                 1.9%
Kurt J. Rechner (7) ...........................................        20,000                  *

Director-Nominees:

Timothy W. Byrne ..............................................           ---                 ---
H. William Coogan, Jr. (8) ....................................     1,545,379                28.9%
Alireza Ezami .................................................           ---                 ---
John D. McCown ................................................           ---                 ---
Steven B. Sebastian ...........................................           ---                 ---
John T. Wyand .................................................           ---                 ---

All directors and executive officers
as a group (3 persons) ........................................     2,708,282                50.7%

-----------------------
*   Less than one percent (1%) of the Company's outstanding common stock.

(1) The address for the Trust is Susan C. Coogan, Trustee, 4712 Charmian Road, Richmond, Virginia 23226. Ms. Coogan was appointed a director of the Company on August 26, 2002. See "Recent Developments - Director and Officer Matters."

(2) Non-share information based upon Amendment No. 3 to Schedule 13D filed by Mr. Aplin on June 10, 2002. Mr. Aplin's business address is 899 Oyster Creek Drive, Lake Jackson, Texas 77566. Mr. Aplin resigned as a director of the Company effective August 23, 2002. See "Recent Developments - Director and Officer Matters."

(3) Mr. Cruikshanks resigned as President and Chief Executive Officer of the Company effective November 13, 2001.

(4) Mr. Ellis resigned as a director of the Company effective August 23, 2002. See "Recent Developments - Director and Officer Matters."

(5) Information based upon Amendment No. 5 to Schedule 13D filed by Mr. Gorman on June 10, 2002 (the "Gorman Statement"). Based on the Gorman Statement, Mr. Gorman holds beneficial ownership of 1,286,788 shares of common stock. Of that amount, Mr. Gorman reported that he had sole voting and dispositive power over 1,150,733 shares and shared voting or dispositive power over 136,055 shares. The amount of shares with respect to which he shared voting and dispositive power includes 136,000 shares held in trusts and custodial arrangements and 55 shares owned by Tejas Securities Group, Inc. ("Tejas"). Mr. Gorman is the Chairman of the Board and Chief Executive Officer of Westech Capital Corp., the sole shareholder of Tejas. Mr. Gorman's business address is 2700 Via Fortuna, Suite 400, Austin, Texas 78746. Mr. Gorman resigned as a director of the Company effective August 23, 2002. See "Recent Developments - Director and Officer Matters."

  (6)Mr. Mayer resigned as a director of the Company effective August 23, 2002. See "Recent Developments - Director and Officer Matters."

  (7)Mr. Rechner resigned as Chief Financial Officer and Treasurer of the Company effective August 23, 2002. See "Recent Developments - Director and Officer Matters."

  (8)Includes 45,438 shares that Mr. Coogan has not acquired pursuant to five Securities Purchase Agreements. See "Recent Developments - Change in Control". Pursuant to the terms of those agreements, Mr. Coogan has voting power with respect to such shares. The business address of Mr. Coogan is 1801 Libbie Avenue, Suite 201, Richmond, Virginia 23226.

        RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP TO AUDIT FIRSTMARK'S
                      FINANCIAL STATEMENTS FOR FISCAL 2002
                                (Proposal No. 3)

General

     We are asking you to ratify the Board of Director's selection of Ernst & Young LLP, certified public accountants, as independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2002. Ernst & Young LLP, audited our financial statements for the fiscal year ended December 31, 2001, and has served as the independent auditors of Firstmark since December 31, 2001.

     A representative of Ernst & Young LLP will not be present at the Annual Meeting.

     We are submitting this proposal to you because we believe that such action follows sound corporate practice. If you do not ratify the selection of Ernst & Young LLP, as independent auditors, the Board of Directors will consider selecting other auditors. However, even if you ratify the selection, the Board of Directors may still appoint new independent auditors at any time during the next fiscal year if it believes that such a change will be in the best interests of Firstmark and our shareholders.

     Approval of the ratification of the appointment of Ernst & Young LLP, requires that more shares of common stock vote in favor of the proposal than against it.

     The Board of Directors recommends the approval of the ratification of the appointment of Ernst & Young LLP, and proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the blue proxy sheet.

Audit Fees

     The following table lists the fees charged by Ernst & Young LLP for audit services including, without limitation, the audit of our consolidated financial statements for the fiscal year ended December 31, 2001 and review of consolidated financial statements included in our quarterly reports on Form 10-QSB, financial information system design and implementation services, and all other non-audit services:

        Audit Fees                                           $   20,000

        Financial Information System Design and
        Implementation Fees:                                 $       -0-

        All Other Fees                                       $   10,490

Dismissal of Deloitte & Touche LLP

     On November 30, 2001, we dismissed Deloitte & Touche LLP as our independent accountants. Our Board of Directors and Audit Committee in place on such date participated in and approved the decision to change independent accountants. The reports of Deloitte & Touche LLP on Firstmark's financial statements during the two fiscal years ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles (except for explanatory paragraphs with respect to a going concern uncertainty).

     To date, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference thereto in their reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and/or interim periods.

     On December 6, 2001, the Company engaged Ernst & Young LLP as its new independent accountants. During Firstmark's two fiscal years ended December 31, 2000, no consultations occurred between us and Ernst & Young LLP which concerned the subject matter of a disagreement with Deloitte & Touche LLP. Ernst & Young LLP has not rendered any written or oral advice to us on the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.

                               RECENT DEVELOPMENTS

Change in Control of Firstmark

     Beginning July 11, 2002 through August 9, 2002, Mr. Coogan entered into 30 Securities Purchase Agreement and Option to Acquire Shares contracts (each a "Securities Purchase Agreement" and together the "Securities Purchase Agreements") with certain individual holders (each a "Seller" and together the "Sellers") of our common stock. Pursuant to the terms of the Securities Purchase Agreements, each Seller agreed to sell to Mr. Coogan a certain number of shares of Company common stock held by such Seller at a per share purchase price of $1.00. As of September 3, 2002, the total number of shares of common stock that Mr. Coogan has purchased under 25 Securities Purchase Agreements is 443,552, for an aggregate acquisition purchase price of $443,552. Mr. Coogan used his personal funds to acquire the shares under those Securities Purchase Agreements.

     Mr. Coogan has not yet purchased shares of Company common stock under five Securities Purchase Agreements relating to an aggregate of 45,438 shares. Pursuant to the terms of those Securities Purchase Agreements, as amended, and pending the closing of the purchase of shares of Company common stock by Mr. Coogan from the Sellers under those agreements, each such Seller has constituted and appointed Mr. Coogan to be the Seller's true and lawful attorney-in-fact to vote the shares held by the Seller on the date of the Securities Purchase Agreements on any and all matters that may be put to a vote of shareholders of the Company at any regular or special meeting of shareholders of the Company or otherwise. Subject to the terms of the Securities Purchase Agreements, such proxy granted to Mr. Coogan is irrevocable.

     In addition, on various dates from July 10, 2002 through July 17, 2002, Mr. Coogan purchased an aggregate of 55,000 shares of Company common stock in the open market for an aggregate purchase price of $83,620.91. The purchases were funded by Mr. Coogan's personal funds.

     Before Mr. Coogan's July 2002 open market purchases of Company common stock and his entering into the Securities Purchase Agreements, Mr. Coogan had beneficial ownership of 1,056,389 shares, or approximately 19.8%, of the Company's common stock that was issued and outstanding as of June 30, 2002. Susan C. Coogan, in her capacity as trustee of The H. William Coogan Irrevocable Trust (the "Trust"), has had beneficial ownership of 1,162,903 shares of Company common stock since April 1997, and as of June 30, 2002, was the beneficial owner of approximately 21.8% of the Company's outstanding common stock. Mr. Coogan's recent acquisitions of common stock pursuant to 25 Securities Purchase Agreements, and the proxy power granted by the Sellers to Mr. Coogan pursuant to the terms of five Securities Purchase Agreements, together with Mr. Coogan's open market purchases of common stock, have resulted in Mr. Coogan and Ms. Coogan collectively having beneficial ownership of a majority of Company's outstanding common stock. Based on the 5,342,043 shares of Company common stock issued and outstanding as of June 30, 2002, Mr. Coogan is the beneficial owner of approximately 28.9% of the outstanding shares of Company common stock, and Ms. Coogan, in her capacity as trustee of the Trust, has beneficial ownership of approximately 21.8% of the outstanding shares of Company common stock. Collectively, Mr. Coogan and Ms. Coogan beneficially own, and have the power to vote and direct the vote of, approximately 50.7%, or over a majority, of the issued and outstanding shares of Company common stock. Considering Mr. Coogan and Ms. Coogan's collective beneficial ownership of the Company's common stock, and their current positions with the Company, Mr. Coogan and Ms. Coogan may be deemed to be in control of the Company.

Legal Matters

     On August 4, 2002, Mr. Coogan was removed as Chairman of the Board, President and Chief Executive Officer of the Company. The following day, Mr. Coogan, along with Susan C. Coogan, in her capacity as trustee of the Trust, filed a complaint in the United States District Court for the District of Maine (the "Court") seeking a court order, among other things, to enjoin the Company from (1) taking any actions to prevent or delay the Adjourned Meeting or the Annual Meeting; and (2) issuing any shares of the Company's securities (the "Complaint"). In addition, the Complaint sought an order of the Court invalidating the July 16, 2002 issuance of 75,000 shares to Robert J. Ellis (the "Ellis Shares") and 25,000 shares to Arch Aplin, III (the "Aplin Shares"), each a Former Director, on the grounds that the issuance was not properly authorized under Maine law. On August 7, 2002, Mr. Coogan's counsel filed a motion for an ex parte temporary restraining order and preliminary injunction with the Court requesting that the Court enter an order, among other things, to enjoin the Company and the Former Directors from in any way attempting to change either the record date set for, or the date of, the Adjourned Meeting or the Annual Meeting and to require the Company to provide Mr. Coogan with the shareholder lists and related material necessary to mail the Coogan Proxy Statement. On August 7, 2002, the Court issued such an order from the bench and a written order was entered by the Court on August 9, 2002.

     On August 27, 2002, the Court, upon the request of Mr. Coogan and Ms. Coogan, and with the consent the Company and the Former Directors, entered a preliminary injunction and order to enjoin the Former Directors (1) from taking any action to challenge the record date for the Adjourned Meeting or the Annual Meeting or the Notice; and (2) from taking any action to challenge or change the date of the Adjourned Meeting or the Annual Meeting, or any date to which the meeting is subsequently adjourned (the "Order"). The Order also enjoined Messrs. Aplin and Ellis, and any person holding any proxy with respect to the Aplin Shares and the Ellis Shares, from voting the Aplin Shares and the Ellis Shares at the Adjourned Meeting or the Annual Meeting. In addition, the Court ordered that the Aplin Shares and Ellis Shares are not to be deemed outstanding as of the record date. The parties consented to the Order, and the Former Directors resigned, pursuant to a settlement agreement, which settlement agreement also calls for the payment by the Company of $75,000 to Mr. Ellis following return of the Ellis Shares to the Company, payment by the Company of $25,000 to Mr. Aplin following return of the Aplin Shares to the Company, and the filing, after the Annual Meeting, by Mr. Coogan and Ms. Coogan, in her capacity as trustee of the Trust, of a motion to dismiss the Complaint without prejudice.

Director and Officer Matters

     Late in the evening of August 23, 2002, John J. Gorman, Arch Aplin, III, Charles H. Mayer and Robert J. Ellis resigned as directors of the Company.

     On August 26, 2002, Susan C. Coogan was appointed a director of the Company to fill a vacancy on the Board of Directors and so that the Company has a minimum of three directors, in compliance with the Company's articles of incorporation. Additionally, on August 26, 2002, Mr. Coogan was reinstated as Chairman of the Company's Board of Directors, and as its President and Chief Executive Officer. Mr. Coogan had previously held such positions from November 2001 to August 4, 2002, when he was removed as Chairman, President and Chief Executive Officer by the Board of Directors of the Company then in place.

                           RELATED PARTY TRANSACTIONS

Services Agreement with Westech Capital Corp.

     On November 15, 2001, Firstmark entered into a Services Agreement with Westech Capital Corp., a publicly traded company ("Westech"). The agreement stipulates that Westech is to provide to the Company general office space and equipment, general accounting services in conformity with good commercial practice and applicable Securities and Exchange Commission rules, and selected internal reports as requested by Firstmark. In consideration for these services, we paid Westech a fee of $5,000 per month. The Services Agreement was terminated by Firstmark on August 26, 2002. In conjunction with the Services Agreement, Kurt J. Rechner was appointed Chief Financial Officer and Treasurer of Firstmark but received no direct compensation from Firstmark for his service. Mr. Rechner resigned as Chief Financial Officer and Treasurer of the Company effective August 23, 2002. Mr. Rechner is the

Chief Financial Officer and Treasurer for Westech. John J. Gorman, a Former Director, is Chairman and Chief Executive Officer of Westech. Mr. Mayer, a Former Director, is President and Chief Operating Officer of Westech. According to Westech's proxy statement for its 2002 annual meeting, as filed with the Securities and Exchange Commission on May 28, 2002, Mr. Gorman beneficially owned 752,576 shares, or 45.19%, and Mr. Mayer beneficially owned 185,291 shares, or 11.20%, of Westech's issued and outstanding shares as of May 24, 2002.

Payments to Former Directors

     As described above, pursuant to the August 23, 2002 settlement agreement, the Company has agreed to pay $75,000 to Mr. Ellis following return of the Ellis Shares to the Company and to pay $25,000 to Mr. Aplin following return of the Aplin Shares to the Company.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon review of records received by the Company, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis in 2001, except that Mr. Mayer failed to timely file a Form 3 during November of 2001. Mr. Mayer's late Form 3 was subsequently filed with the Securities and Exchange Commission.

Information About Shareholder Proposals

     To be considered for inclusion in our proxy statement relating to the 2003 Annual Meeting of Shareholders, shareholder proposals must be received no later than _________ __, 2002. All shareholder proposals should be marked for the attention of James B. Zimpritch, Clerk, Firstmark Corp., c/o Pierce Atwood, One Monument Square, Portland, Maine 04101. In accordance with Maine law and Rule 14a-8 of the Securities Exchange Act of 1934, any proposal received after ______________, 2002 will not be included in our proxy statement relating to the 2003 Annual Meeting of Shareholders, but may be presented at the meeting in person.

Proxy Solicitation and Expenses

     Firstmark will pay the costs relating to this Proxy Statement, the blue proxy sheet and the Annual Meeting. We are soliciting proxies by mailing this Proxy Statement and the blue proxy sheet to you, our shareholders. In addition to solicitations by mail, some of the Company's directors, officers, and regular employees may, without extra pay, make additional solicitations by telephone or in person. The Company will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

                                 FIRSTMARK CORP.

             PROXY FOR THE SUBSTITUTE ANNUAL MEETING OF SHAREHOLDERS

          PROXY SOLICITED BY THE BOARD OF DIRECTORS OF FIRSTMARK CORP.

         The undersigned shareholder of Firstmark Corp. (the "Company") revokes all previous proxies and hereby appoints H. William Coogan, Jr. and Alireza Ezami, and each of them, acting singly, as attorneys and proxies with full power of substitution and revocation, to represent the undersigned at the Substitute Annual Meeting of Shareholders commenced on Friday, September 6, 2002 at 2:30 p.m., Eastern Time, at One Portland Square, Ninth Floor, Portland, Maine, 04101, as adjourned until Friday, October 4, 2002 at 2:30 p.m at the same location, or any further adjourment or postponement thereof (the "Annual Meeting"), with authority to vote all shares of Company common stock held or owned by the undersigned in accordance with the directions indicated herein.

         This proxy, when properly executed, will cause your shares to be voted as specified. If you return this proxy, properly executed, without specifying a choice, your shares will be voted for items (1), (2) and (3) below.

1. To fix the number of directors to serve until the next annual meeting of shareholders at seven.


         [_]   FOR                [_]   AGAINST                [_]   ABSTAIN


2.    Election of Directors.

         [_]   FOR all Nominees listed below      [_] WITHHOLD AUTHORITY TO VOTE
               (except as marked to the               FOR THOSE INDICATED BELOW
               contrary below)

NOMINEES:  Timothy W. Byrne, H. William Coogan, Jr., Alireza Ezami, John D.
           McCown, Jeffrey J. Roncka, Steven B. Sebastian and John T. Wyand

INSTRUCTIONS:   To withhold authority to vote for an individual nominee(s), print the name of the nominee(s) in the space provided below.


3. Ratification of the appointment of Ernst & Young, LLP to audit the Company's financial statements for the fiscal 2002.


         [_]  FOR                 [_]  AGAINST                 [_]  ABSTAIN


In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting. The Board of Directors of Firstmark are not aware of any other business to be acted upon at the Annual Meeting.


Sign:_________  Date:__________, 2002   Sign:__________   Date:__________, 2002

Title:________                          Title:_________


Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies previously given by the signer to vote at the Annual Meeting.

PLEASE SIGN, DATE, AND MAIL THIS PROXY SHEET TODAY.